Exhibit 23 -- Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67462, 333-93563, 333-49523, 33-63689, 33-55213, 33-64854, 33-23195, 33-23196, 333-88898 and 333-97917) pertaining to various plans of Wolverine World Wide, Inc. of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of Wolverine World Wide, Inc. and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 26, 2003